PARENT VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June __, 2000, among HomeGrocer.com, Inc., a Washington corporation ("Company"), and the undersigned stockholder and/or option holder ("Stockholder") of Webvan Group, Inc., a Delaware corporation ("Parent").

                                    RECITALS

         A. Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Reorganization Agreement by Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Share Issuance.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

         (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

         (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

         (c) "Shares" shall mean: (i) all securities of the Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which

Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date.

         (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Transfer of Shares.

         (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (i) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

         (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

    3. Agreement to Vote Shares. At every meeting of the stockholders of Parent called during the period from the date of this Agreement through the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) in favor of the Share Issuance, (ii) in favor of any matter that could reasonably be expected to facilitate the Share Issuance, (iii) against any matter that could reasonably be expected to prevent the Share Issuance, (iv) against any Parent Acquisition Proposal and (v) against any matter that could be reasonably be expected to facilitate any Parent Acquisition Proposal.

    4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

    5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Parent Common Stock and the options and warrants to purchase shares of Common Stock of Parent indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement; (ii) does not beneficially own any securities of Parent other than the shares of Parent Common Stock and options and warrants to purchase shares of Common Stock of Parent indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

    7. Consent and Waiver. Stockholder (not in his capacity as a director or officer of Parent) hereby gives any consents or waivers that are reasonably required for the consummation of the Share Issuance under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

    8. Legending of Shares. If so requested by Company, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Stockholder agrees that Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

    9. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

    10. Miscellaneous. (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

         (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                If to Company:      HomeGrocer.com, Inc.
                                    10230 N.E. Points Drive
                                    Kirkland, WA 98033
                                    Attention: General Counsel
                                    Telecopy No.: (425) 201-7575

                                    With a copy to:

                                    Davis Polk & Wardwell
                                    1600 El Camino Real
                                    Menlo Park, CA 94025
                                    Attention: David Ferguson
                                    Telecopy No.: (650) 752-2111

                If to Stockholder:  To the address for notice set forth on the signature page hereof.


         (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

         (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (j) No Limitation on Actions of Stockholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event Stockholder is a director of Parent, nothing in this Agreement is intended or shall be construed to require Stockholder, in Stockholder's capacity as a director of Parent, to fail to act in accordance with Stockholder's fiduciary duties in such capacity.

                [Remainder Of This Page Left Blank Intentionally]


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


         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

HOMEGROCER.COM, INC.                     STOCKHOLDER


___________________________________      _______________________________________
Signature                                Signature


___________________________________      _______________________________________
Print Name                               Print Name:


___________________________________      _______________________________________
Print Title                              Print Title:



                                         _______________________________________
                                         Address:

                                         Attn:
                                         Print Telephone:_______________________


                                         _______________________________________
                                         Print Facsimile No.

                                         Shares beneficially owned:

                                         _______________shares of Parent Common
                                                        Stock

                                         _______________shares of Parent Common
                                                        Stock issuable upon
                                                        exercise of outstanding
                                                        options or warrants

                   [SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

                                IRREVOCABLE PROXY

         The undersigned stockholder of Webvan Group, Inc., a Delaware corporation (the "Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of HomeGrocer.com, Inc., a Washington corporation ("Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the termination of this proxy in accordance with its terms.

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Company and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, a Washington corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of the Share Issuance (as defined in the Reorganization Agreement), (ii) in favor of any matter that reasonably be expected to facilitate the Stock Issuance or the Merger, (iii) against any matter that could reasonably be expected to prevent the Share Issuance, (iv) against any Parent Acquisition Proposal and (v) against any matter that could reasonably be expected to facilitate any Parent Acquisition Proposal.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: June __, 2000
                                       STOCKHOLDER

                            Signature of Stockholder:_________________________

                            Print Name of Stockholder: _______________________

                            Shares beneficially owned:

                               __________  shares of Parent Common Stock

                               __________  shares of the Parent Common Stock
                                           issuable upon exercise of outstanding
                                           options or warrants





                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]